  As filed with the Securities and Exchange Commission on March 14,1997.

                                            Registration No. 33- _______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              CELLSTAR CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      75-2479727
     (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

         1730 BRIERCROFT COURT
           CARROLLTON, TEXAS                                   75006
(Address of Principal Executive Offices)                     (Zip Code)

                              --------------------

    CELLSTAR CORPORATION 1993 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                  STOCK OPTION AGREEMENT WITH RICHARD M. GOZIA
                            (Full title of the Plan)

                             ELAINE FLUD RODRIGUEZ
                             1730 BRIERCROFT COURT
                            CARROLLTON, TEXAS  75006
                    (Name and address of agent for service)

                                 (972) 466-5000
                          (Telephone number, including
                        area code, of agent for service)

                              --------------------

                                   COPIES TO:

                                Robert R. Kibby
                            Haynes and Boone, L.L.P.
                                901 Main Street
                             3100 NationsBank Plaza
                              Dallas, Texas  75202
                                 (214) 651-5000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
    Title of                               Proposed Maximum       Proposed Maximum      Amount of
 Securities to be       Amount to be      Offering Price Per     Aggregate Offering   Registration
   Registered            Registered           Share(1)             Price(1)               Fee(1)
--------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value       1,550,000 shares      $    23.9375          $  37,103,125.00     $  11,243.37
 per share
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation National Market System, on March 12, 1997.

     Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement No. 33-87754 on Form S-8.

PROSPECTUS
                             CELLSTAR CORPORATION
                       2,009,332 SHARES OF COMMON STOCK*

          This Prospectus has been prepared by CellStar Corporation, a Delaware corporation (the "Company"), for use upon resale by certain directors and officers of the Company (the "Selling Stockholders") of up to 2,009,332 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company. The Selling Stockholders have acquired and/or may in the future acquire Shares from the Company pursuant to (i) the grant of restricted stock and/or the exercise of outstanding options or stock appreciation rights heretofore and/or hereafter granted to the Selling Stockholders pursuant to the provisions of the Company's 1993 Amended and Restated Long-Term Incentive Plan (as amended to date, the "Incentive Plan"); (ii) the exercise of outstanding options heretofore or hereafter granted under the 1994 Amended and Restated Director Nonqualified Stock Option Plan (the "Directors Option Plan"); or (iii) that certain Stock Option Agreement, dated as of May 24, 1996, by and between the Company and Richard M. Gozia (the "Option Agreement"). The Incentive Plan, the Directors Option Plan and the Option Agreement are sometimes collectively referred to herein as the "Plans."

          The Shares may be sold from time to time by the Selling Stockholders or, to the extent permitted, by pledgees, donees, transferees or other successors in interest. Such sales may be made in the National Association of Securities Dealers Automated Quotation National Market System (the "NASDAQ/NMS"), or on one or more exchanges, or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

          The Common Stock is quoted in the NASDAQ/NMS under the symbol "CLST." On March 13, 1997, the last reported sale price of the Common Stock, as quoted by the NASDAQ/NMS was $24.00. The Company will not receive any of the proceeds from the sales of Shares by Selling Stockholders.

----------------------

*  This figure is an estimate.  The Company has filed Registration Statements on
Form S-8, Registration Nos. 33-       (of which this Prospectus is a part) and
33-87754, which cover the offer and sale by the Company of up to an aggregate of 2,009,332 shares of Common Stock pursuant to the Plans. This Prospectus covers the resale by the Selling Stockholders of an indeterminate number of Shares acquired by the Selling Stockholders pursuant to the Plans.

                            ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is March 14, 1997.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates.

          The Company has filed with the Commission a registration statement on Form S-8 (together with all exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock to be issued pursuant to the Plans. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates. Statements contained herein concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

          The Company's principal executive offices are located at 1730 Briercroft Court, Carrollton, Texas, 75006, and the Company's telephone number at such address is (972) 466-5000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

          (i) Current Report on Form 8-K dated December 30, 1996, filed January 3, 1997;

          (ii) Annual Report on Form 10-K for the fiscal year ended November 30, 1996; and

          (iii) Registration Statement on Form 8-A (No. 0-22972), filed November 26, 1993.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for copies should be directed to CellStar Corporation, 1730 Briercroft Court, Carrollton, Texas 75006, Attention:
Investor Relations (telephone: (972) 466-5000).

                                USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Shares offered pursuant to this Prospectus.

                              SELLING STOCKHOLDERS

          The following directors and officers of the Company are eligible to resell Shares acquired upon exercise of options granted under the Plans:

                                                                                    SHARES AVAILABLE
                                                                                   TO BE OFFERED FOR
                                                                 OWNERSHIP OF           SELLING              AMOUNT AND
                                                                 COMMON STOCK        STOCKHOLDER'S         PERCENTAGE OF
                                                                     PRIOR           ACCOUNT UPON           CLASS AFTER
NAME                         POSITION WITH THE COMPANY          TO OFFERING (1)         EXERCISE            OFFERING (2)
----                         -------------------------         ----------------    -----------------       -------------
Alan H. Goldfield            Chief Executive Officer and           8,562,870(3)          312,870          8,250,000(3)
                             Chairman of the Board                                                           (42.8%)

Richard M. Gozia             President, Chief Operating              200,000             200,000                  0*
                             Officer and Director

Mark Q. Huggins              Senior Vice President -                  40,000              40,000                  0*
                             Administration, Chief Financial
                             Officer and Treasurer

Daniel T. Bogar              Vice President - South                   62,433              59,793              2,640*
                             American Operations and
                             Director

Michael S. Hedge             Vice President - Wholesale               59,793              59,793                  0*
                             Sales and Director

Timothy L. Maretti           Vice President -  Mexican                30,000              30,000                  0*
                             Operations


                                                                                   SHARES AVAILABLE
                                                                                  TO BE OFFERED FOR
                                                              OWNERSHIP OF             SELLING           AMOUNT AND
                                                              COMMON STOCK          STOCKHOLDER'S       PERCENTAGE OF
                                                                PRIOR               ACCOUNT UPON         CLASS AFTER
NAME                      POSITION WITH THE COMPANY          TO OFFERING (1)          EXERCISE          OFFERING (2)
----                      -------------------------          ---------------      ----------------      -------------
 Elaine Flud Rodriguez        Vice President, General                 45,961              45,761                200*
                              Counsel and Secretary

Richard L. White              Vice President and Chief                 5,000               5,000                  0*
                              Information Officer

Evelyn Henry Miller           Vice President - Corporate              15,000              15,000                  0*
                              Controller

James L. Johnson              Director                                10,000               2,500              7,500*

Terry S. Parker               Director                                 2,500               2,500                  0*

Sheldon I. Stein              Director                                12,500               2,500             10,000*

John T. Stupka                Director                                 2,500               2,500                  0*

----------------------
 *   Indicates shares held are less than 1% of class.

(1) Based on ownership as of February 14, 1997. Includes Shares to be acquired upon exercise of options granted under the Plans, some of which options are not exercisable within 60 days of the date of this Prospectus.

(2) Assumes the exercise of all options granted under the Plans and the sale of the Shares acquired thereby.

(3) Includes 1,000,000 shares of Common Stock that are subject to a revocable (upon 90 days written notice) proxy, which proxy gives Mr. Goldfield the right to vote such shares.

          Information relating to any additional Selling Stockholders will be provided by Prospectus Supplement.

                              PLAN OF DISTRIBUTION

          The Shares offered hereby may be sold from time to time by the Selling
Stockholders, or,   to the extent permitted, by pledgees, donees, transferees or
other successors in interest.  The   Shares may be disposed of from time to time
in one or more transactions through any one or   more of the following: (i) the
purchasers directly, (ii) in ordinary brokerage transactions and   transactions
in which the broker solicits purchasers, (iii) through underwriters or dealers
who   may receive compensation in the form of underwriting discounts,
concessions or commissions   from the Selling Stockholders or such successors in
interest and/or from the purchasers of the   Shares for whom they may act as
agent, (iv) the writing of options on the Shares, (v) the pledge   of the Shares
as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or
interest therein, (vi)   purchases by a broker or dealer as principal and resale
by such broker or dealer for its own   account, (vii) a block trade in which the
broker or dealer so engaged will attempt to sell the   Shares as agent but may
position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of
such exchange or   transactions in the over the counter market.  Such sales may
be made at prices and at terms then   prevailing or at prices related to the
then current market price or at negotiated prices and terms.   In effecting
sales, brokers or dealers may arrange for other brokers or dealers to
participate.  The   Selling Stockholders or such successors in interest, and any
underwriters, brokers, dealers or   agents that participate in the distribution
of the Shares, may be deemed to be "underwriters"   within the meaning of the
Securities Act, and any profit on the sale of the Shares by them and   any
discounts, commissions or concessions received by any such underwriters,
brokers, dealers   or agents may be deemed to by underwriting commissions or
discounts under the Securities Act.

          The Company will pay all of the expenses incident to the offering and
sale of the Shares   to the public other than underwriting discounts or
commissions, brokers' fees and the fees and   expenses of any counsel to the
Selling Stockholders related thereto.

          In the event of a material change in the plan of distribution
disclosed in this Prospectus,   the Selling Stockholders will not be able to
effect transactions in the Shares pursuant to this   Prospectus until such time
as a post-effective amendment to the Registration Statement is filed   with, and
declared effective by, the Commission.


                                 LEGAL MATTERS

          Certain legal matters in connection with the validity of the Common
Stock offered hereby   have been passed upon by Haynes and Boone, L.L.P.,
Dallas, Texas.



                                    EXPERTS

          The consolidated financial statements of CellStar Corporation and subsidiaries as of November 30, 1996 and 1995, and for each of the years in the three-year period ended November 30, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

          The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

         Article 11 of the Amended and Restated Certificate of Incorporation of the Company and Section 7 of Article VII of the Company's Amended and Restated Bylaws provide generally for indemnification of all such directors, officers and agents. In addition, Article 11 of the Amended and Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

          The Company has entered into employment agreements with Alan H. Goldfield and Richard M. Gozia, directors and officers of the Company, which agreements provide that they will be indemnified by the Company to the fullest extent permitted by law. Mr. Goldfield's and Mr. Gozia's rights to indemnification are protected by their rights under their employment agreements to require the Company to establish and fund a trust to indemnify them after a "change in control" (as defined in their respective employment agreements) or a potential "change in control."

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No dealer, salesman or other person has been
authorized to give any information or to
make any representation not contained in this
Prospectus in connection with the offering
made hereby.  If given or made, such
information or representation must not be                  2,009,332
relied upon as having been authorized by the                 SHARES
Company.  Neither the delivery of this
Prospectus nor any sale made hereunder shall
under any circumstances create any
implication that the information contained
herein is correct as of any time subsequent to
the date hereof.  This Prospectus does not
constitute an offer to sell or a solicitation
of an offer to buy any securities in any
jurisdiction to any person to whom it would                CELLSTAR
be unlawful to make such an offer or                      CORPORATION
solicitation in such jurisdiction.


     -----------------------

       TABLE OF CONTENTS                                 COMMON STOCK

                                  PAGE

Available Informationa............ 2

Incorporation of Certain Documents
 by Reference..................... 2                  ----------------

Use of Proceeds................... 3

Selling Stockholders.............. 3                      PROSPECTUS

Plan of Distribution.............. 4

Legal Matters..................... 5                  ----------------

Experts........................... 5

Indemnification................... 5                  March 14, 1997

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Current Report on Form 8-K dated December 30, 1996, filed January 3, 1997;

     (ii) Annual Report on Form 10-K for the fiscal year ended November 30, 1996; and

     (iii) Registration Statement on Form 8-A (No. 0-22972), filed November 26, 1993.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

     Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------


                                 Legal Matters
                                 -------------

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon by Haynes and Boone, L.L.P., Dallas, Texas.

                                    Experts
                                    -------

     The consolidated financial statements of CellStar Corporation and subsidiaries as of November 30, 1996 and 1995, and for each of the years in the three-year period ended November 30, 1996, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

     The Company is a Delaware corporation. Section 145 of the DGCL generally provides that a corporation is empowered to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such statute provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which such persons may be entitled under any bylaw, vote of stockholders or disinterested directors or otherwise.

     Article 11 of the Amended and Restated Certificate of Incorporation of the Company and Section 7 of Article VII of the Company's Amended and Restated Bylaws provide generally for indemnification of all such directors, officers and agents. In addition, Article 11 of the Amended and Restated Certificate of Incorporation of the Company provides that, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company has entered into employment agreements with Alan H. Goldfield and Richard M. Gozia, directors and officers of the Company, which agreements provide that they will be indemnified by the Company to the fullest extent permitted by law. Mr. Goldfield's and Mr. Gozia's rights to indemnification are protected by their rights under their employment agreements to require the Company to establish and fund a trust to indemnify them after a "change in control" (as defined in their respective employment agreements) or a potential "change in control."

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits
          --------

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

     4.1  -  Specimen Common Stock Certificate of CellStar Corporation. (1)

     4.2 - Amended and Restated Certificate of Incorporation of CellStar Corporation. (2)

     4.3  -  Amended and Restated Bylaws of CellStar Corporation. (3)

     5.1 - Opinion of Haynes and Boone, L.L.P. with respect to validity of issuance of securities. (5)

    23.1  -  Consent of KPMG Peat Marwick LLP. (5)

    23.2 - Consent of Haynes and Boone, L.L.P. (included in its opinion filed as Exhibit 5.1 to this Registration Statement). (5)

    24.1 - Power of Attorney (appearing on page II-6 of this Registration Statement). (5)

    99.1 - CellStar Corporation 1993 Amended and Restated Long-Term Incentive Plan. (4)

    99.2 - Nonqualified Stock Option Agreement, dated May 24, 1996, by and between CellStar Corporation and Richard M. Gozia (5)

------------------------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1995, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 1996, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and incorporated herein by reference.

(5)  Filed herewith.

Item 9.   Undertakings
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on the 14th day of March, 1997.

                                        CELLSTAR CORPORATION


                                        By:     /s/ Alan H. Goldfield
                                            ------------------------------------
                                                    Alan H. Goldfield
                                                Chairman of the Board and
                                                 Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan H. Goldfield, Richard M. Gozia and Elaine Flud Rodriguez his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, each of whom may act without joinder of the others, in any and all capacities, to sign, execute, and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                               Title                      Date
----------                               -----                     ------


/s/ Alan H. Goldfield       Chairman of the Board and Chief
-------------------------        Executive Officer              March 14, 1997
    Alan H. Goldfield        (Principal Executive Officer)


/s/ Richard M. Gozia          President, Chief Operating        March 14, 1997
-------------------------        Officer and Director
    Richard M. Gozia



/s/ Evelyn Henry Miller        Vice President - Corporate       March 14, 1997
-------------------------             Controller
    Evelyn Henry Miller       (Principal Accounting Officer)


/s/ Michael S. Hedge           Vice President - Wholesale       March 14, 1997
-------------------------          Sales and Director
    Michael S. Hedge

/s/ Daniel T. Bogar          Vice President - South American    March 14, 1997
-------------------------        Operations and Director
    Daniel T. Bogar


/s/ James L. Johnson                Director                    March 14, 1997
-------------------------
    James L. Johnson

/s/ Sheldon I. Stein                Director                    March 14, 1997
-------------------------
    Sheldon I. Stein

/s/ John T. Stupka                  Director                    March 14, 1997
-------------------------
    John T. Stupka

/s/ Terry S. Parker                 Director                    March 14, 1997
-------------------------
    Terry S. Parker


/s/ Mark Q. Huggins              Senior Vice President -        March 14, 1997
-------------------------    Administration, Chief Financial
    Mark Q. Huggins              Officer and Treasurer
                              (Principal Financial Officer)

                               INDEX TO EXHIBITS
                               -----------------


                             Description of Exhibit
                             ----------------------

      4.1  Specimen Common Stock Certificate of CellStar Corporation. (1)

      4.2 Amended and Restated Certificate of Incorporation of CellStar Corporation. (2)

      4.3  Amended and Restated Bylaws of CellStar Corporation. (3)

      5.1 Opinion of Haynes and Boone, L.L.P. with respect to validity of issuance of securities. (5)

     23.1  Consent of KPMG Peat Marwick LLP. (5)

     23.2 Consent of Haynes and Boone, L.L.P. (included in its opinion filed as Exhibit 5.1 to this Registration Statement). (5)

     24.1 Power of Attorney (appearing on page II-6 of this Registration Statement). (5)

     99.1 CellStar Corporation 1993 Amended and Restated Long-Term Incentive Plan. (4)

     99.2 Nonqualified Stock Option Agreement, dated May 24, 1996, by and between the CellStar Corporation and Richard M. Gozia (5)

-----------------------
(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1995, and incorporated herein by reference.

(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 29, 1996, and incorporated herein by reference.

(4) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996, and incorporated herein by reference.

(5) Filed herewith.